EXHIBIT 99.1

NEWS RELEASE
Contact: Kathy Liebmann	(734) 241-2438	kathy.liebmann@la-z-boy.com

LA-Z-BOY COMMENTS ON ANTICIPATED FISCAL 2019 RESULTS

MONROE, Mich., June 5, 2019—La-Z-Boy Incorporated (NYSE: LZB) today provided comments on its anticipated results for fiscal 2019 ahead of meeting with investors at the Stifel Cross Sector Insight Conference on June 11, 2019.

Based on unaudited preliminary results, the company expects to report fiscal 2019 full-year sales of $1.75 billion, an increase of 10% over the prior year. GAAP diluted earnings per share are expected to be in the range of $1.43 to $1.45, and Non-GAAP diluted earnings per share are expected to be in the range of $2.13 to $2.15.  Non-GAAP diluted earnings per share exclude purchase accounting charges of approximately $0.12 and a non-cash pension termination charge of approximately $0.58.

Kurt L. Darrow, Chairman, President and Chief Executive Officer, of La-Z-Boy Incorporated, said, “Fiscal 2019 was a strong year for La-Z-Boy.  We capitalized on a solid foundation, leveraging our brand strength, innovation, world-class supply chain, excellent Retail performance, multi-channel distribution, and a solidified position in the e-commerce space. For the full year, all segments delivered sales increases.  However, in the fourth quarter sales declined versus the prior-year quarter in our wholesale Upholstery and Casegoods segments, consistent with a slow start to the calendar year across the North American retail home furnishings landscape. Given our fixed costs, the decline in volume translated to a direct impact to operating margins for our wholesale businesses in the fourth quarter.”

Turning to the La-Z-Boy Furniture Galleries® network, written same-store sales for the full fiscal 2019 year increased 1.8%, and increased 0.8% for the fiscal 2019 fourth quarter.  Excluding Canada, where the business was challenged by exchange rates and tariffs imposed on finished goods coming from the U.S., written same-store sales across the U.S. network increased 3.2% for the full fiscal 2019 year and 2.5% for the fourth quarter.

Delivered same-store sales for the company-owned retail segment increased 5.7% for the full fiscal 2019 year and 8.0% for the fiscal 2019 fourth quarter.

Darrow concluded, “While it is too early to ascertain if business conditions for the fiscal 2019 fourth quarter will persist throughout fiscal 2020, with strategic growth initiatives in place, we are confident La-Z-Boy is well positioned to deliver strong long-term performance.”

The company plans to release its financial results after the close of market on Tuesday, June 18, 2019, with a conference call at 8:30 a.m., on Wednesday, June 19, 2019.  Conference call and webcast details will follow in a separate release.

Forward-looking Information

This news release contains, and oral statements made from time to time by representatives of La-Z-Boy may contain, “forward-looking statements.” With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Actual results could differ materially from those we anticipate or project due to a number of factors, including: (a) changes in consumer confidence and demographics; (b) the possibility of a recession; (c) changes in the real estate and credit markets and their effects on our customers, consumers and suppliers; (d) international political unrest, terrorism or war; (e) volatility in energy and other commodities prices; (f) the impact of logistics on imports and exports; (g) tax rate, interest rate, and currency exchange rate changes; (h) changes in the stock market impacting our profitability and our effective tax rate; (i) operating factors, such as supply, labor or distribution disruptions (e.g. port strikes); (j) changes in legislation, including the tax code, or changes in the domestic or international regulatory environment or trade policies, including new or increased duties, tariffs, retaliatory tariffs, trade limitations and termination or renegotiation of bilateral and multilateral trade agreements impacting our business; (k) adoption of new accounting principles; (l) fires, severe weather or other natural events such as hurricanes, earthquakes, flooding, tornadoes and tsunamis; (m) our ability to procure, transport or import, or material increases to the cost of transporting or importing, fabric rolls, leather hides or cut-and-sewn fabric and leather sets domestically or abroad; (n) information technology conversions or system failures and our ability to recover from a system failure; (o) effects of our brand awareness and marketing programs; (p) the discovery of defects in our products resulting in delays in manufacturing, recall campaigns, reputational damage, or increased warranty costs; (q) litigation arising out of alleged defects in our products; (r) unusual or significant litigation; (s) our ability to locate new La-Z-Boy Furniture Galleries® stores (or store owners) and negotiate favorable lease terms for new or existing locations; (t) the ability to increase volume through our e-commerce initiatives; (u) the impact of potential goodwill or intangible asset impairments; and (v) those matters discussed in Item 1A of our fiscal 2018 Annual Report on Form 10-K and other factors identified from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to update or revise any forward-looking statements, whether to reflect new information or new developments or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:  https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The La-Z-Boy Upholstery segment companies are England and La-Z-Boy. The Casegoods segment consists of three brands: American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 155 of the 352 La-Z-Boy Furniture Galleries® stores.  Joybird is an e-commerce retailer and manufacturer of upholstered furniture.

The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 352 stand-alone La-Z-Boy Furniture Galleries® stores and 541 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP diluted earnings per share, which excludes purchase accounting charges and the non-cash charge for the termination of the company’s defined benefit pension plan. The purchase accounting charges include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s diluted earnings per share prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

Management believes that presenting certain Non-GAAP financial measures excluding purchase accounting charges and the non-cash charge for the termination of the company’s defined benefit pension plan will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management uses these Non-GAAP measures to assess the company’s operating and financial performance, and excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of these charges facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. Management also excludes the non-cash charge for the termination of the company’s defined benefit pension plan when assessing the company’s operating and financial performance due to the one-time nature of the transaction.

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